UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 13, 2009

ACIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49724	91-2079553
(State Or Other	(Commission	(IRS Employer
Jurisdiction Of	File Number)	Identification No.)
Incorporation)

132 West 36th Street, 3rd Floor
New York, New York 10018
(Address of principal executive offices)

(646) 214-2880
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 13, 2009, Acies Corporation (the “Company”) reported its entry, on or around February 5, 2009, into an Amended and Restated Share Exchange Agreement (the “Exchange Agreement”) with L.A. Digital Post, Inc., a California corporation (“LA Digital”), LADP, LLC, a Delaware limited liability company (“LADP”), which owns all of the outstanding shares of LA Digital, I-Toss Acquisition, Inc., a Delaware corporation (“I-Toss”), and the majority shareholders of I-Toss.  Pursuant to the Exchange Agreement, upon the closing of the transaction (which is contingent upon certain closing conditions), the Company will transfer 44,430 Series A Preferred Stock shares to LADP and will acquire all of the outstanding shares of LA Digital, which will become a wholly-owned subsidiary of the Company.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1*	Press Release Announcing Share Exchange

* Attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACIES CORPORATION

By: /s/ Oleg Firer
Name: Oleg Firer
Title: Chief Executive Officer

Date: February 19, 2009